UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

OPTIUM CORPORATION
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Important Information

In connection with the proposed combination of Optium Corporation (“Optium”) and Finisar Corporation (“Finisar”), Optium has filed with the SEC a Joint Proxy Statement/Prospectus and Finisar has filed with the SEC a Registration Statement on Form S-4 containing the same Joint Proxy Statement/Prospectus. The definitive Joint Proxy Statement/Prospectus has been mailed to the stockholders of Finisar and Optium. Each company will also file with the SEC from time to time other documents relating to the proposed combination. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ CAREFULLY THE JOINT PROXY STATEMENT/ PROSPECTUS AS FILED WITH THE SEC, AND OTHER DOCUMENTS FILED BY EITHER OPTIUM OR FINISAR WITH THE SEC RELATING TO THE PROPOSED COMBINATION WHEN THEY ARE FILED, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED COMBINATION.

Copies of the documents filed with the SEC by Optium or Finisar may be obtained free of charge from the SEC website maintained at www.sec.gov. In addition, Optium’s filings may be obtained free of charge from Optium’s website (www.optium.com) or by calling Optium’s Investor Relations department at 267-803-3801 and Finisar’s SEC filings may be obtained free of charge from Finisar’s website (www.finisar.com) or by calling Finisar’s Investor Relations department at 408-542-5050.

Each of Optium and Finisar, and its respective directors and executive officers, may be deemed to be participants in the solicitation of proxies from that company’s respective stockholders in connection with the proposed combination. Information about the directors and executive officers of Optium (including their respective ownership of Optium shares) and the directors and executive officers of Finisar (including their respective ownership of Finisar shares) is contained in the Joint Proxy Statement/Prospectus filed with the SEC.

Filed below is the form of letter to Optium stockholders reminding them to vote their shares on the proposals to be considered at Optium’s special meeting of stockholders to be held on August 28, 2008. The stockholder proposals are described in the Joint Proxy Statement/Prospectus.

YOUR VOTE IS IMPORTANT

PLEASE VOTE YOUR PROXY TODAY

August 8, 2008

Dear Stockholder:

                We have previously mailed you proxy materials in connection with the Special Meeting of Stockholders of Optium Corporation to be held on August 28, 2008. Your vote is important. Please vote today each proxy or voting instruction form you have received at your earliest convenience.

                As you know, each of the boards of directors of Finisar Corporation and Optium Corporation has unanimously approved a strategic combination of Optium and Finisar. We believe that the proposed combination will allow Finisar and Optium to be better positioned to compete in the rapidly evolving optical communications industry. Pursuant to the Agreement and Plan of Merger, the proposed combination of the businesses of Finisar and Optium will be effected through the merger of a wholly-owned subsidiary of Finisar with and into Optium, with Optium surviving the merger as a wholly-owned subsidiary of Finisar.

        If the proposed merger is completed, each outstanding share of Optium common stock will be converted into the right to receive 6.262 shares of Finisar common stock. This exchange ratio is fixed and will not be adjusted to reflect stock price changes prior to the closing.

Our latest records indicate we have not yet received your vote for this important meeting. The approval and adoption of the merger agreement and approval of the merger requires the affirmative vote of the holders of a majority of the outstanding shares of Optium common stock entitled to vote as of the record date. Accordingly, if an Optium stockholder fails to vote at the Optium meeting, fails to return a proxy or abstains, that will have the same effect as a vote against approval and adoption of the merger agreement and approval of the merger. Accordingly, your vote is important. We urge you to vote your proxy or voting instruction form today.

The Optium board of directors unanimously recommends that Optium stockholders vote FOR the proposal to approve and adopt the merger agreement and approve the merger.

IMPORTANT RECENT DEVELOPMENT

Risk Metrics (ISS) the leading, independent proxy advisory firm that advises institutional investors, has recommended that stockholders vote FOR the merger agreement.

We have enclosed a duplicate proxy card for your convenience. Please participate by voting your shares today — by signing, dating and returning the enclosed proxy or voting instruction form in the postage-paid return envelope provided.

If you have any questions or need assistance voting your proxy, please call D. F. King & Co., Inc., which is assisting Optium Corporation, toll-free at 1-800-697-6975.

Thank you for voting and for your cooperation and continued support.

Sincerely,

Eitan Gertel

Chairman of the Board, President and Chief Executive Officer

PLEASE ACT TODAY

YOUR VOTE IS IMPORTANT

Please vote your proxy or voting instruction form today. Kindly refer to your proxy card or voting instruction form for instructions. Street name stockholders: please call the person responsible for your account at your bank or broker custodian and provide instructions to vote your shares “FOR” the merger. Your bank or broker cannot vote your shares on the proposals unless it receives your specific instructions.